--------------------------------------------------------------------------------

      As filed with the Securities and Exchange Commission on July 14,1998
                                                       Registration No. 333-8626

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                    PETROFINA
             (Exact name of registrant as specified in its charter)

       KINGDOM OF BELGIUM                                      N/A
 (State or other jurisdiction of                        (I.R.S. employer
 incorporation or organization)                      identification number)

                              52 Rue de l'Industrie
                            B-1040 Brussels, Belgium
                                 (32-2) 288-9111
                    (Address of Principal Executive Offices)

                                   FINA, INC.
                         FINA CAPITAL ACCUMULATION PLAN
                            (Full title of the plan)

                        C/O FINA OIL AND CHEMICAL COMPANY
                                   FINA PLAZA
                               DALLAS, TEXAS 75206
                                 (214) 750-2400
(Name and address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                 With a copy to:
                              RICHARD W. CASS, ESQ.
                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-6000
                             ----------------------

                         CALCULATION OF REGISTRATION FEE


------------------------------ ---------------- ------------------ ---------------  ---------------------
                                                     Proposed         Proposed
     Title of Securities         Amount to be        Maximum           Maximum            Amount of
       to be Registered           Registered         Offering         Aggregate         Registration
                                                      Price           Offering               Fee
                                                    Per Share           Price
------------------------------ ---------------- ------------------ ---------------  ---------------------
Ordinary Shares, without nominal
value (1)                           60,000         $366.57 (2)       $21,993,780         $6,489 (3)
------------------------------ ---------------- ------------------ ---------------  ---------------------

(1) 600,000 American Depositary Shares ("ADSs") each representing one-tenth (0.1) of one Ordinary Share, and which are evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares, have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-34102).

(2) In accordance with Rule 457(h) and Rule 457(c), the aggregate offering price and the amount of the registration fee were computed on the basis of the average of the high and low prices reported on the Brussels Stock Exchange on April 6, 1998.

(3)     Previously paid.

                     STATEMENT OF INCORPORATION BY REFERENCE

        This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-8626, filed by the Registrant on April 9, 1998 relating to the Fina Capital Accumulation Plan.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brussels, Belgium on the 13th day of July, 1998.

                          PetroFina


                          By:    /s/ Michel-Marc Delcommune
                                 --------------------------
                                 Name: Michel-Marc-Delcommune
                                 Title:  Executive Director, Corporate Finance



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                         CAPACITY                           DATE
    ---------                         --------                           ----


     /s/ *
--------------------------------- Chairman                        July  13, 1998
Albert Frere

     /s/ *
--------------------------------- Vice Chairman, Chief Executive  July  13, 1998
Francois Cornelis                 Officer and Managing Director

     /s/ *
--------------------------------- Vice Chairman                   July  13, 1998
Etienne Davignon

     /s/  *
--------------------------------- Executive Director,             July  13, 1998
Axel de Brocqueville              Chemicals

  /s/ Michel-Marc Delcommune
--------------------------------- Executive Director, Corporate   July  13, 1998
Michel-Marc Delcommune            Finance
                                  (Principal Financial Officer)

     /s/  *
--------------------------------- Executive Director, Marketing   July  13, 1998
Henrique Bandeira Vieira


---------------------------------  Director                               , 1998
Jean-Louis Beffa                                                   -------

     /s/ *
---------------------------------  Director                        July 13, 1998
Yves Boel



---------------------------------  Director                               , 1998
Jacques Calvet                                                     -------


---------------------------------  Director                               , 1998
Guy Dejouany                                                       -------


---------------------------------  Director                               , 1998
Paul Desmarais, Sr.                                                -------


---------------------------------  Director                               , 1998
Paul Desmarais, Jr.                                                -------

     /s/ *
---------------------------------  Director                        July 13, 1998
Paul Janssen

     /s/  *
---------------------------------  Director                        July 13, 1998
Jean-Pierre de Launoit


---------------------------------  Director                               , 1998
Gerard Mestrallet                                                  -------


---------------------------------  Director                               , 1998
Brian Mulroney                                                     -------

     /s/  *
---------------------------------  Director                        July 13, 1998
Thierry de Rudder

     /s/  *
---------------------------------  Director                        July 13, 1998
Gilles Samyn


---------------------------------  Director                               , 1998
Luc Wauters                                                        -------

     /s/  *
---------------------------------  Principal Accounting Officer    July 13, 1998
Freddy Mean

* By: /s/ Michel-Marc Delcommune
      --------------------------
      Michel-Marc Delcommune
      Attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION
------      -----------

3.1 Articles of Association of PetroFina (containing amendments through June 11, 1997) (including unofficial English translation)1/

4.1         Fina Capital Accumulation Plan2/

23.1 Consent of Deloitte & Touche, as independent public accountants for PetroFina

23.2 Consent of Klynveld Peat Marwick Goerdeler Reviseurs d'Entreprises, as independent public accountants for Fina Europe N.V.

23.3 Consent of KPMG Peat Marwick Goerdeler Reviseurs d'Entreprises, as independent public accountants for Fina Raffinaderij Antwerpen N.V.

23.4 Consent of KPMG Accountants N.V., as independent public accountants for Sigma Coatings, B.V.

23.5 Consent of KPMG Peat Marwick, LLP, as independent public accountants for Petrofina Delaware, Inc.

23.6 Consent of KPMG Peat Marwick, as independent public accountants for Brittany Insurance Company Ltd.

23.7 Consent of KPMG Peat Marwick, as independent public accountants for Brittany Insurance Company Ltd.

23.8 Consent of KPMG Audit plc, as independent public accountants for Fina plc

23.9 Consent of KPMG, as independent public accountants for Fina Exploration Norway SCA

24.1 Power of Attorney (included on signature page to this Registration Statement)3/



--------

1/          Incorporated by reference to PetroFina's Registration Statement on
Form 20-F as filed with the Commission on August 25, 1997 (File No. 1-14672).

2/          Incorporated by reference to Fina, Inc.'s Form 10-K as filed with the Commission on March 12, 1998.

3/          Previously filed.